Exhibit 99.1

	:	ORDER INSTITUTING PUBLIC
	:	ADMINISTRATIVE PROCEEDINGS, MAKING
In the Matter of	:	FINDINGS, AND IMPOSING REMEDIAL
	:	SANCTIONS, PURSUANT TO SECTION 15(b)
Southwest Securities, Inc.,	:	OF THE SECURITIES EXCHANGE ACT OF 1934
Daniel R. Leland, Kerry M.	:	AND SECTION 203(f) OF THE INVESTMENT
Rigdon, and Kevin J. Marsh,	:	ADVISERS ACT OF 1940, AND INSTITUTING
	:	CEASE-AND-DESIST PROCEEDINGS AND
Respondents.	:	IMPOSING A CEASE-AND-DESIST ORDER,
	:	PURSUANT TO SECTION 21C OF THE
	:	SECURITIES EXCHANGE ACT OF 1934 AND
	:	SECTION 9(f) OF THE INVESTMENT COMPANY
	:	ACT OF 1940

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate and in the public interest that public administrative proceedings be, and hereby are, instituted against Southwest Securities, Inc. (“Southwest,” “the Firm” or “Respondent”), pursuant to Sections 15(b) of the Securities Exchange Act of 1934 (“Exchange Act”), and against Daniel R. Leland, Kerry M. Rigdon, and Kevin J. Marsh (“Respondents”), pursuant to Section 15(b) of the Exchange Act and Section 203(f) of the Investment Advisers Act of 1940 (“Advisers Act”); and that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Exchange Act and Section 9(f) of the Investment Company Act of 1940 (“Investment Company Act”) against Southwest.

II.

In anticipation of the institution of these proceedings, Respondents have submitted Offers of Settlement (the “Offers”), which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, Respondents consent to the entry of this Order Instituting Public Administrative Proceedings, Making Findings, and Imposing Remedial Sanctions, Pursuant to Section 15(b) of the Securities Exchange Act of 1934 and Section 203(f) of the Investment Advisers Act of 1940, and Instituting Cease-And-Desist Proceedings and Imposing a Cease-and-Desist Order, Pursuant to Section 21C of the Securities Exchange Act of 1934 and Section 9(f) of the Investment Company Act of 1940 (“Order”), as set forth below.

III.

On the basis of this Order and the Offers, the Commission finds1 that:

A. Respondents

Southwest Securities, Inc. (“Southwest”), headquartered in Dallas, Texas, is a dually registered broker-dealer and investment adviser, and is a member of the National Association of Securities Dealers, Inc. (“NASD”), the New York Stock Exchange (“NYSE”), the Chicago Stock Exchange, and the American Stock Exchange. Southwest is a wholly owned subsidiary of SWS Group, Inc., a Delaware corporation with stock listed on the NYSE. Southwest provides securities clearing services and conducts a full service brokerage business, including stock and bond trading, market making, securities lending, and public finance activities.

Daniel R. Leland, age 43, was employed as the president and CEO of Southwest during the relevant period and continuing until September 7, 2004. In that capacity, Leland supervised brokerage operations other than clearing operations. Leland has the following NASD licenses: Options Principal (Series 4), General Securities Representative (Series 7), Securities Manager (Series 12), General Securities Principal (Series 24), Financial and Operations Principal (Series 27), Municipal Securities Representative (Series 52), Municipal Securities Principal (Series 53), and Uniform Securities Agent State Law (Series 63). Leland is currently employed by Southwest as a senior vice president for institutional sales.

Kerry M. Rigdon, age 44, was a senior vice president and the director of the Private Client Group at Southwest from February 2000 until March 2004. As director of the Private Client Group, Rigdon was responsible for supervising Southwest’s branch operations. Rigdon has the following NASD licenses: Registered Commodity Representative (Series 3), General

Securities Representative (Series 7), Branch Manager (Series 8), Uniform Securities Agent State Law (Series 63), and Registered Investment Adviser (Series 65). Rigdon currently holds the position of senior vice president and financial adviser at Southwest.

Kevin J. Marsh, age 39, was a vice president and the branch manager of Southwest’s downtown Dallas branch office from October 1996 until October 2003. Marsh was the direct supervisor of the Southwest brokers whose fraudulent conduct underlies this Order. Marsh has the following NASD licenses: Registered Commodity Representative (Series 3), General Securities Representative (Series 7), Branch Manager (Series 8), and Uniform Securities Agent State Law (Series 63). Marsh is currently unemployed.

B. Summary

Between October 2002 and September 2003 (the “Relevant Period”), Southwest and three of its supervisors failed reasonably to supervise three registered representatives with a view to preventing their violations of the federal securities laws. Two registered representatives at Southwest’s downtown Dallas branch office engaged in an illegal market timing scheme,2 and a third engaged both in a market timing scheme and in late trading,3 on behalf of two of Southwest’s hedge fund adviser customers. The three registered representatives - Scott Gann, George Fasciano and a third broker (“Broker Doe”) (collectively, the “Brokers”) - defrauded hundreds of mutual funds and their shareholders by engaging in a series of surreptitious “masking” activities, designed to circumvent restrictions that the mutual funds imposed on market timing. Broker Doe also defrauded many of the same mutual funds and their shareholders by systematically late trading the mutual funds’ shares. Through these activities, the Brokers violated the antifraud provisions of the federal securities laws.4

Southwest and Leland failed reasonably to supervise Broker Doe with a view to preventing his fraudulent late trading scheme, in that Southwest had no policies or procedures to detect and prevent late trading (i.e., policies and procedures to monitor mutual fund trading by its registered representatives to ensure that shares purchased or sold after the close of the U.S. equity markets received a price based on the next day’s NAV). Leland, in his capacity as President and Chief Executive Officer, was responsible for ensuring that Southwest had policies and procedures to detect and prevent late trading.

Southwest and three of its supervisors - Marsh, Rigdon and Leland (collectively, the “Managers”) - failed reasonably to supervise the Brokers with a view to preventing their fraudulent market timing schemes. The Managers had direct supervisory authority over the Brokers, and they were aware of the Brokers’ market timing activities. The Managers failed reasonably to supervise the Brokers, however, by failing to respond adequately to indications of irregularities, or “red flags.” The red flags included indicia of masking activities, but the Managers failed to follow up adequately.

Southwest, by and through the Brokers, also failed to make and keep order tickets for the Brokers’ market timing transactions, or to record on order tickets the time when Brokers received mutual fund orders from its customers. Further, the Firm failed to preserve required email communications that related to its business as such.

C. The Brokers’ Misconduct

During the Relevant Period, the Brokers engaged in a fraudulent scheme to circumvent restrictions imposed by the mutual funds on market timing, and Broker Doe engaged in a fraudulent late trading scheme. By virtue of their participation in these fraudulent schemes, the Brokers violated, and in the alternative aided and abetted violations of, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

1. Broker Doe Engaged in Fraudulent Market Timing Practices

In the fall of 2002, the Managers hired Broker Doe to be a broker in Southwest’s downtown Dallas branch. Prior to joining Southwest, Broker Doe was employed by Mutuals.com, where he placed market timing trades and late trades on behalf of several hedge fund adviser customers, including a hedge fund adviser based in Houston, Texas (“Houston Fund”).5 Upon joining Southwest, Broker Doe opened five accounts for two Houston Fund-affiliated entities, and began placing market timing trades for Houston Fund on October 1, 2002. During Broker Doe’s 11-month tenure at Southwest, Houston Fund was his only customer, and Houston Fund’s sole trading strategy was market timing. Broker Doe executed for Houston Fund approximately 3,000 market timing trades, with an aggregate value of about $1.7 billion, in at least 132 mutual fund families (490 total mutual funds). Southwest earned $1,515,981 in fees from Houston Fund’s accounts, of which Broker Doe received $704,235.6 Soon after joining Southwest, Broker Doe became one of the Firm’s top producing retail brokers, and regularly appeared on the Firm’s “Top Ten Producers” list.

Many of the mutual funds in which Broker Doe placed Houston Fund’s market timing trades either prohibited market timing, or strictly limited the frequency of trades in order to prevent market timing. During the Relevant Period, at least 35 mutual fund families, representing hundreds of individual mutual funds, detected Broker Doe’s timing activity. Those fund families either complained to Southwest, in writing, that the customer account (one of the Houston Fund accounts managed by Broker Doe) was engaging in market timing; or they blocked the account from future trades in the fund (“Block Notices”); or both. By policing Broker Doe’s market timing activity in this manner, the mutual funds hampered his continuing execution of Houston Fund’s market timing trades and, thereby, jeopardized his status as one of the Firm’s top producers. Broker Doe therefore had a significant incentive to evade the policing activities of the mutual funds, and he devised a number of deceptive practices, or masking activities, to conceal his market timing.

During the Relevant Period, Broker Doe regularly used multiple accounts, with multiple customer-affiliated entities as account holders, in an effort to evade trading restrictions that the mutual funds imposed. At Southwest, Broker Doe opened 10 accounts for four Houston Fund-related entities. By rotating trades in these accounts, Broker Doe disguised Houston Fund’s identity and gained access to funds that had previously restricted Houston Fund’s market timing trading. Broker Doe also used the multiple Houston Fund accounts to divide timing trades into dollar amounts that would more likely evade detection by the mutual fund companies.

2. Broker Doe Engaged in Late Trading

During the Relevant Period, Southwest did not have procedures to detect and prevent late trading in mutual fund shares. Southwest’s back-office systems permitted registered representatives to enter mutual fund trades until 6:30 p.m. EST, and all trades entered by that time, including trades received after the close of the U.S. equity markets (typically 4:00 p.m. EST), were processed at that day’s NAV. The Firm, therefore, did not have procedures to ensure that trades received after the close of the U.S. equity markets would be processed at the next day’s NAV, as required by Rule 22c-1 under the Investment Company Act.

Broker Doe exploited and took advantage of Southwest’s lack of procedures by regularly executing late (after 4:00 p.m. EST) trades on Houston Fund’s behalf. Southwest received as many as 90% (over 2500) of all Houston Fund orders after 4:00 p.m. EST, yet Houston Fund received that day’s NAV for the trades because Broker Doe entered them into the system before 6:30 p.m. EST.

3. Gann and Fasciano Engaged in Fraudulent Market Timing Practices

In early February 2003, at the request of Gann and Fasciano, the Managers agreed to take on another market timing customer - a hedge fund adviser based in New York (“New York Fund”). All three of the Managers discussed New York Fund’s business with Gann and Fasciano. By September 2003, Gann and Fasciano had executed for New York Fund approximately 2,000 market timing trades, with an aggregate value of at least $650 million, in at least 56 mutual fund families (165 total mutual funds). Southwest earned $257,349 in fees from the New York Fund accounts, of which Gann and Fasciano received approximately $112,871.7

Like Broker Doe, Gann and Fasciano executed trades in mutual funds that prohibited market timing, or had strict limitations on the frequency of trades. During the Relevant Period, at least 32 mutual fund families, representing hundreds of individual mutual funds, detected Gann and Fasciano’s timing activity and sent Block Notices to Southwest. By policing market timing activity in this manner, the mutual funds hampered Gann and Fasciano’s continued execution of market timing trades for New York Fund. To preserve their income from fees paid by New York Fund, Gann and Fasciano devised masking activities to circumvent the mutual funds’ policing efforts.

Gann and Fasciano’s masking activities included multiple account numbers, multiple New York Fund-affiliated account holders, and dual office identification numbers. Using these tactics, Gann and Fasciano placed trades in mutual funds that had either blocked trading in accounts held by New York Fund, or restricted all trading by Southwest’s downtown Dallas branch office, due to Broker Doe’s market timing reputation. By September 2003, Gann and Fasciano had opened 21 New York Fund accounts, held by nine different New York Fund-affiliated entities. By rotating trades in these accounts, Gann and Fasciano disguised New York Fund’s identity and gained access to mutual funds that attempted to prevent New York Fund’s market timing trading.

In addition, Gann and Fasciano used multiple registered representative numbers to conceal their identities from the mutual fund companies. In setting up the New York Fund accounts, Gann and Fasciano requested three registered representative numbers - one for Gann, one for Fasciano, and a joint registered representative number - and they used all three to make trades for New York Fund.8 In so doing, Gann and Fasciano disguised their identities and, thereby, gained access to mutual funds that had previously restricted their market timing activities. Finally, Gann and Fasciano also used the multiple New York Fund-affiliated accounts and entities to divide trades into dollar amounts that would more likely evade detection by the mutual fund companies.

D. Southwest and the Managers Failed Reasonably to Supervise the Brokers

Southwest and the Managers failed reasonably to supervise the Brokers with a view to detecting and preventing their fraudulent conduct. In particular, the Managers ignored numerous red flags relating to the Brokers’ market timing activities. Moreover, while Leland, as president and CEO, was responsible for Southwest’s policies and procedures, Southwest failed to adopt or implement adequate supervisory policies and procedures to detect and prevent Broker Doe’s fraudulent late trading scheme.

1. The Managers Were Aware of Red Flags Relating to Market Timing

Each of the Managers was involved in hiring Broker Doe for Southwest’s downtown Dallas branch. At the time of his hiring, and throughout the 11 months that Broker Doe was associated with Southwest, the Managers were aware that his book of business consisted entirely of market timing on behalf of Houston Fund. Similarly, each of the Managers later approved taking New York Fund as a customer, and they were all aware that the business Gann and Fasciano conducted for New York Fund consisted exclusively of market timing in mutual funds.

Shortly after Southwest opened accounts for Houston Fund and New York Fund, red flags related to the Brokers’ fraudulent market timing practices began appearing, and red flags continued to appear throughout the time those accounts were open. The Managers were aware that numerous mutual fund companies sought to curtail the Brokers’ market timing trading. Specifically, as noted above, Southwest received hundreds of Block Notices, relating to the Brokers’ market timing, from dozens of mutual fund companies. Many of these communications came to the attention of at least one of the Managers, but the Managers failed to take appropriate action in response to indicia that the Brokers were continuing to execute market timing trades in the same funds that sought to block their market timing.

For example, Marsh received at least 93 Block Notices. At least 21 of the mutual fund companies that issued the Block Notices had previously complained to Southwest regarding the Brokers’ market timing. Rigdon received at least 65 Block Notices from mutual funds, and at least 11 of them came from mutual funds that had issued Block Notices to Southwest already. Leland received at least 50 Block Notices from mutual funds. Those Block Notices referenced trading in numerous Southwest accounts belonging to Houston Fund and New York Fund, and at least 16 of the Block Notices were from mutual funds that had previously complained to Southwest about the Brokers’ timing activities. At least six of the Block Notices that Leland received asked for a halt to all trading by one or more of the Brokers.

2. The Managers Failed to Investigate Red Flags and Respond Adequately

Notwithstanding these red flags, the Managers did not investigate why, or how, the Brokers continued to place trades in mutual funds that had previously blocked their market timing. In fact, on several occasions, the Managers approved modifications in the way the Brokers conducted business, which had the effect of facilitating the Brokers’ masking activities.

In November 2002, only one month after the Managers hired Broker Doe, Southwest’s director of operations threatened to suspend Broker Doe’s trading privileges because of complaints from the mutual funds, and Leland intervened on Broker Doe’s behalf. Specifically, Leland held a meeting with the director of operations, Rigdon and others, after which Broker Doe was permitted to continue trading in mutual funds.

Also in November 2002, Marsh received a document in which New York Fund explained its strategy for circumventing Block Notices. The document was a questionnaire from Southwest, and New York Fund’s responses identified strategies such as use of “more than one [registered representative] number . . . [r]otating accounts and [use of] more than one [registered representative] number with multiple accounts.” Despite his receipt of the New York Fund questionnaire, Marsh approved Gann and Fasciano’s request to open 21 New York Fund accounts for nine New York Fund-affiliated entities, and their use of three registered representative numbers to execute trades for New York Fund. At no time did Marsh investigate why Gann and

Fasciano were requesting so many accounts or why they were executing trades using three registered representative numbers. Moreover, Marsh did not bring the New York Fund questionnaire to the attention of Leland or Rigdon.

On February 26, 2003, Fasciano requested a “new” branch office identification number, because various mutual funds had restricted New York Fund’s trades in light of Broker Doe’s market timing reputation. Leland, Rigdon and Marsh all received Fasciano’s request, which stated that “[t]hree funds found us and canceled our trades solely by [their] search of the office codes . . . [t]he office rep and [Broker Doe’s] number.” Upon receiving approval for the new office identification number, Fasciano updated Leland, saying “[a]s of yesterday, each broker group or groups now have their own office id. Before this time, our group was bumping into the reputation of the [downtown Dallas] office. The [downtown Dallas] office had a timing reputation.” Gann and Fasciano used the new office identification number to circumvent restrictions that the mutual funds had imposed on Southwest’s downtown Dallas branch office. The Managers failed to follow up and investigate Gann and Fasciano’s request for the new office identification number and, in so doing, failed to detect or prevent their fraudulent market timing scheme.

Fasciano’s February 2003 email (requesting the new office identification number) also stated that “[Broker Doe] lied to [the mutual funds] three times about timing and did what he said [he] would not do.” The Managers did not follow up with Broker Doe or the mutual funds regarding Fasciano’s accusations.

During the Relevant Period, the Managers were in the Brokers’ direct line of supervision, and were directly involved in the management and supervision of the Brokers’ market timing business. The Managers allowed the Brokers to engage in market timing on behalf of their hedge fund adviser customers, despite numerous red flags, by failing to follow up and investigate potential problems with the Brokers’ market timing activities. As a result, Broker Doe, Gann and Fasciano continued to engage in market timing on behalf of their Southwest customers in the same deceptive fashion (e.g., through multiple accounts, customer entities, registered representative numbers, and office identification numbers) long after the red flags came to the Managers’ attention. The Managers thus failed reasonably to supervise the Brokers with a view toward preventing violations of the federal securities laws.

3. Southwest Failed to Adopt Procedures to Detect and Prevent Late Trading

Leland, as Southwest’s President and CEO, was responsible for ensuring that Southwest developed procedures that would prevent and detect late trading. As noted above, Southwest did not have procedures to detect and prevent late trading during the Relevant Period. In fact, Southwest’s back-office systems permitted brokers to enter mutual fund trades until 6:30 p.m. EST, and all trades entered by that time, including trades received after the close of the U.S. equity markets (typically 4:00 p.m. EST), were processed at that day’s NAV. The Firm, therefore, did not have procedures to ensure that trades received after the close of the U.S. equity markets would be processed at the next day’s NAV, as required by Rule 22c-1 under the Investment Company Act.

Broker Doe exploited and took advantage of Southwest’s lack of procedures by regularly executing late trades (after 4:00 p.m.) on Houston Fund’s behalf. By failing to ensure that Southwest developed procedures to detect and prevent late trading, Leland and Southwest failed reasonably to supervise Broker Doe with a view toward preventing violations of the federal securities laws.

E. Southwest Failed to Make and Keep Required Books and Records

Southwest was required to make and keep all order tickets for orders placed by the firm’s customers, but Southwest could not produce the majority of tickets from a representative sample of trades that Houston Fund and New York Fund executed during the Relevant Period. In addition, from May 2003 to September 2003, Southwest failed to record the time it received mutual fund orders from its customers on order tickets that the firm did make and keep.

Finally, Southwest also failed to preserve required, business-related communications during the Relevant Period. Specifically, prior to September 26, 2003, Southwest failed to preserve an undetermined number of business related emails. In early May 2003, Southwest’s chief information officer and representatives of the compliance department realized that Southwest was deleting emails from its system every 31 days. Although the company took action to stop its systems from automatically deleting emails from users’ systems in May 2003, it did not terminate users’ ability to delete emails manually until September 26, 2003. Southwest’s failure to preserve emails related to its business as such is a violation of its obligations under the federal securities laws.

F. Violations of the Federal Securities Laws

Section 15(b)(4)(E) of the Exchange Act provides for the imposition of a sanction against a broker or dealer who “has failed reasonably to supervise, with a view to preventing violations of the securities laws, another person who commits such a violation, if such other person is subject to his supervision.” Section 15(b)(6)(A)(i) parallels Section 15(b)(4)(E) and provides for the imposition of sanctions against persons associated with a broker or dealer. Section 203(f) of the Advisers Act is a similar provision that applies to persons associated with an investment adviser. As a result of the conduct of the Managers described above, Southwest and the Managers failed reasonably to supervise the Brokers with a view to preventing their violations of the federal securities laws.

Section 17(a)(1) of the Exchange Act requires every registered broker or dealer to make and keep, for prescribed periods, such records as the Commission, by rule, prescribes as necessary or appropriate in the public interest or for the protection of investors. Rule 17a-3(a)(6) thereunder requires a registered broker or dealer to make and keep current a memorandum of each brokerage order, showing the time the order was received. Rule 17a-4 under the Exchange Act requires every broker or dealer that is subject to Rule 17a-3 to preserve for three years (the first two years in an easily accessible place) originals of all communications received and copies of all communications sent (and any approvals thereof) by the broker or dealer, relating to its business as such. As a result of the conduct described above, Southwest willfully violated Section 17(a)(1) of the Exchange Act and Rules 17a-3 and 17a-4 thereunder.

Rule 22c-1 under the Investment Company Act provides that no registered investment company issuing any redeemable security, and no dealer in any such security shall sell, redeem, or repurchase any such security except at a price based on the current net asset value of such security which is next computed after receipt of a tender of such security for redemption or of an order to purchase or sell such security. Southwest, by virtue of dealer agreements with the mutual funds, was a dealer within the meaning of Rule 22c-1. Southwest, through Broker Doe, regularly accepted and executed trades after the close of the U.S. equity markets at a price other than the current NAV which was next computed after receipt of a tender of such security for redemption or of an order to purchase or sell such security. As a result of the conduct described above, Southwest willfully violated Rule 22c-1 under the Investment Company Act.

G. Southwest’s Remedial Efforts

In determining to accept the Offers, the Commission considered remedial acts promptly undertaken by Southwest, and cooperation afforded the Commission staff by Respondents.

H. Undertakings

1.	Respondents have undertaken to cooperate with the staff of the Commission in any litigation or ongoing investigation in this matter and related matters;

2.	Leland, Rigdon and Marsh have each undertaken to provide to the Commission, within 30 days after the end of the respective suspension periods described in Section IV below, an affidavit that he has complied fully with the applicable sanctions described in Section IV below;

3.	Southwest has undertaken to bear its prorata share of the reasonable cost of compensation and expenses of an Independent Distribution Consultant, who will be named by order of the Commission, and who will be responsible for any distribution of any Fair Fund established pursuant to this Order and Section 308(a) of the Sarbanes-Oxley Act of 2002; and

4.	Southwest has undertaken to retain an Independent Consultant as follows:

a.	Southwest shall retain, within 30 days of the date of this Order, at its expense, an Independent Consultant not unacceptable to the Commission’s staff, to conduct a review of Southwest’s supervisory, compliance, and other policies and procedures designed to detect and prevent violations of the federal securities laws related to mutual fund late trading, mutual fund market timing, and making, keeping and preserving required books and records. Southwest shall cooperate fully with the Independent Consultant and shall provide the Independent Consultant with access to its files, books, records, and personnel as reasonably requested for the review;

b.	Southwest shall require that, at the conclusion of that review, which in no event will be more than 150 days after the date of the Independent Consultant’s retention, the Independent Consultant will submit to Southwest and to the Commission an Initial Report. The Initial Report will address the adequacy of Southwest’s policies and procedures to detect and prevent federal securities law violations related to mutual fund late trading, mutual fund market timing, and making and keeping required books and records, and will include the Independent Consultant’s recommendations thereon;

c.	Within 30 days of transmittal of the Independent Consultant’s Initial Report, Southwest shall in writing advise the Independent Consultant of the recommendations that it has determined to accept and the recommendations that it considers to be unduly burdensome. With respect to any recommendation that Southwest deems unduly burdensome, Southwest may propose an alternative policy or procedure designed to achieve the same objective or purpose;

d.	With respect to any recommendation or proposal as to which Southwest and the Independent Consultant do not agree, Southwest shall attempt in good faith to reach an agreement with the Independent Consultant. In the event the Independent Consultant and Southwest are unable to agree on an alternative proposal acceptable to the staff of the Commission, Southwest shall abide by the recommendation of the Independent Consultant;

e.	Within 90 days of transmittal of the Independent Consultant’s Initial Report, Southwest shall in writing advise the Independent Consultant and the Commission of the recommendations and proposals that it is adopting;

f.	Southwest shall require that the Independent Consultant complete the aforementioned review and submit a written Final Report thereon to Southwest and to the Commission’s staff within 330 days after the date of this Order. The Final Report will recite the efforts the Independent Consultant undertook to review Southwest’s supervisory functions, compliance mechanisms, and other policies and procedures, set forth the Independent Consultant’s recommendations and Southwest’s proposals, and describe how Southwest is implementing those recommendations and proposals;

g.	Southwest shall take all necessary and appropriate steps to adopt and implement all recommendations and proposals contained in the Independent Consultant’s Final Report;

h.	No later than one year after the date of this Order, unless extended pursuant to paragraph “i” below, Southwest shall submit to the Commission’s staff an Affidavit setting forth the details of its efforts to implement the recommendations and proposals contained in the Independent Consultant’s Final Report and stating whether it has achieved compliance;

i.	For good cause shown, and upon receipt of a timely application from the Independent Consultant or Southwest, the Commission’s staff may extend any of the procedural dates set forth above;

j.	To ensure the independence of the Independent Consultant, Southwest: (i) shall not have the authority to terminate the Independent Consultant, without the prior written approval of the Commission’s staff; (ii) shall compensate the Independent Consultant, and persons engaged to assist the Independent Consultant, for services rendered pursuant to this Order at their reasonable and customary rates; (iii) shall not be in and shall not have an attorney-client relationship with the Independent Consultant and shall not seek to invoke the attorney-client or any other doctrine or privilege to prevent the Independent Consultant from transmitting any information, reports, or documents to the Commission or its staff; and

k.

Southwest shall require the Independent Consultant to enter into an agreement that provides that for the period of engagement and for a period of two years after completion of the engagement, the Independent Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Southwest, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such. The agreement will also provide that the Independent Consultant will require that any firm with which he/she is affiliated or of which he/she is a member, and any person engaged to assist the Independent Consultant in performance of his/her duties under this Order shall not, without prior written consent of the Fort Worth office of the Commission, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Southwest, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.

IV.

In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions to which the Respondents agreed in the Offers.

Accordingly, IT IS ORDERED:

A. Respondents are hereby censured.

B. Respondents shall pay disgorgement and civil money penalties as follows:

1.	Amounts

a.	Southwest shall pay disgorgement and prejudgment interest in the total amount of $2,000,000 and a civil money penalty in the amount of $8,000,000, for a total payment of $10,000,000;

b.	Leland shall pay disgorgement and prejudgment interest in the total amount of $1.00 and a civil money penalty in the amount of $200,000.00, for a total payment of $200,001.00;

c.	Rigdon shall pay disgorgement and prejudgment interest in the total amount of $1.00 and a civil money penalty in the amount of $50,000.00, for a total payment of $50,001.00; and

d.	Marsh shall pay disgorgement and prejudgment interest in the total amount of $1.00 and a civil money penalty in the amount of $25,000, for a total payment of $25,001.00.

2.

Within 90 days after the date of this Order, each of the Respondents shall pay the amounts specified in Section IV.B.1 above by wire transfer, certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission. The payment, or in the case of a wire transfer, confirmation of payment, shall be delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Mail Stop 0-3, Alexandria, Virginia 22312, and shall be accompanied by a cover letter identifying the paying respondent as a respondent in this proceeding; setting forth the title and administrative proceeding file number of this proceeding; and

specifying that payment is made pursuant to the Order. A copy of the cover letter and of the form of payment shall be simultaneously transmitted to Harold F. Degenhardt, Jr., District Administrator, Securities and Exchange Commission, Fort Worth Office, 801 Cherry Street, 19th Floor, Fort Worth, Texas 76102.

3.	Pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, a Fair Fund shall be established for the funds described in Section IV.B.1 above. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondents agree that they shall not, after offset or reduction in any Related Investor Action based on Respondent’s payment of disgorgement in this action, further benefit by offset or reduction of any part of Respondents’ payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Respondents agree that they shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Respondents by or on behalf of one or more investors based on substantially the same facts that are the subject of the Commission’s Findings in the Order.[9]

C. Southwest shall comply with the undertakings specified in Section III.H.4 above.

D. Leland, Rigdon and Marsh shall comply with the undertakings specified in Section III.H.2 above.

E. Leland, Rigdon and Marsh are each hereby suspended from association with any broker, dealer, or investment adviser in any supervisory capacity for a period of 12 months.

F. Southwest shall cease and desist from committing or causing violations or future violations of Section 17(a)(1) of the Exchange Act and Rules 17a-3 and 17a-4 thereunder, and of Rule 22c-1 under the Investment Company Act.

By the Commission.

Jonathan G. Katz

Secretary

Endnotes

[1]	The findings herein are made pursuant to Respondents’ Offers of Settlement and are not binding on any other person or entity in this or any other proceeding.

[2]	Market timing includes: (i) frequent buying and selling of shares of the same mutual fund or (ii) buying or selling mutual fund shares in order to exploit inefficiencies in mutual fund pricing. Market timing, while not illegal per se, can harm other mutual fund shareholders because it can dilute the value of their shares, if the market timer is exploiting pricing inefficiencies, or disrupt the management of the mutual fund’s investment portfolio and can cause the targeted mutual fund to incur costs borne by other shareholders to accommodate frequent buying and selling of shares by the market timer.

[3]	Late Trading refers to the act of executing trades in a mutual fund’s shares after the mutual fund has calculated its daily net asset value (“NAV”) in a manner that allows the trade to receive that day’s net asset value per share, rather than the next day’s net asset value per share. Most mutual funds calculate their daily net asset value at the close of the major United States securities exchanges and markets (normally 4:00 p.m. Eastern Time).

[4]	Simultaneously with the institution of this Order, the Commission has filed a civil injunctive action against Gann and Fasciano in United States District Court. At this time, the Commission has not filed or instituted an enforcement action against Broker Doe.

[5]	The Commission filed suit against Mutuals.com on December 4, 2003, alleging violations of the federal securities laws relating to its market timing and late trading activities. Lit Release No. 18489 (December 4, 2003). The United States Attorney’s Office for the Southern District of New York filed a criminal complaint against three Mutuals.com executives on March 12, 2004. A federal grand jury indicted the Mutuals.com executives on August 13, 2004.

[6]	The Houston Fund accounts were “fee-based” accounts, not commission-based accounts. Thus, Southwest charged Houston Fund a 1.75% fee on total assets under management. Because the Firm’s profitability affected the bonuses that each of the Managers received, the Managers profited, in an undetermined amount, as a result of the fees that Houston Fund paid to the Firm.

[7]	Like the Houston Fund accounts, the New York Fund accounts were “fee-based” accounts, not commission-based accounts. Thus, Southwest charged New York Fund a 1.5% fee on total assets under management.

[8]	There was no legitimate purpose for Gann and Fasciano’s use of multiple registered representative numbers to execute New York Fund’s trades. Brokers sometimes use joint representative numbers to divide commissions on trades that a shared customer places, but Southwest did not charge commissions on New York Fund’s trades. The New York Fund account was a “fee-based” account, and Gann and Fasciano received fees based on a percentage of assets under management.

[9]	Any Disciplinary Proceedings instituted by the New York Stock Exchange, simultaneously with the institution of this Order, are not Related Investor Actions as defined by this Order.

http://www.sec.gov/litigation/admin/34-51002.htm